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EXHIBIT 99.1     PRESS RELEASE


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               [NORTHEAST PENNSYLVANIA FINANCIAL CORP. LETTERHEAD]


NEWS RELEASE
------------

FOR IMMEDIATE RELEASE

DATE:          February 26, 1999
CONTACT:       Patrick J. Owens, Jr.
               Treasurer
PHONE:         (570) 459-3722 office
FAX:           (570) 450-6110


NORTHEAST PENNSYLVANIA FINANCIAL CORP. COMPLETES
COMMON STOCK REPURCHASE PROGRAM

Hazleton,  Pa.........E. Lee Beard, President and Chief Executive Officer of
Northeast Pennsylvania Financial Corp. (the "Company") (AMEX;NEP), the holding company for First Federal Bank (the "Bank") announced that as of February 23, 1999, it has completed its repurchase of 321,368 shares of its common stock at an average cost of $12.59 per share. The stock repurchase program previously approved by its Board of Directors to repurchase up to five percent of the Company's 6,427,350 outstanding shares.

Northeast Pennsylvania Financial Corp. completed its initial public offering of common stock in connection with the conversion of First Federal Savings and Loan Association of Hazleton from a federally-chartered mutual savings and loan association to a federally-chartered stock savings bank, First Federal Bank, on March 31, 1998. In the conversion, Northeast Pennsylvania Financial Corp. sold 5,951,250 shares at $10.00 per share, raising $59,512,500 in gross proceeds.






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NORTHEAST PENNSYLVANIA FINANCIAL CORP.

First Federal Bank is headquartered in Hazleton, Pennsylvania, and operates through its administrative/branch office in Hazleton and through nine other full service branches and one loan origination office located throughout Northeast Pennsylvania. The Bank's deposits are insured by the Federal Deposit Insurance Corporation.